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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-A/A

                              (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             PENGROWTH ENERGY TRUST
             (Exact name of registrant as specified in its charter)


       ALBERTA, CANADA                                          N/A
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(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)


SUITE 2900, 240 - 4TH AVE S.W.
CALGARY, ALBERTA, CANADA                                     T2P 4H4
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(Address of principal executive offices)                    (Zip Code)

If this form relates to the registration of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. |X|

If this form relates to the registration of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. |_|

Securities Act registration file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(b) of the Act:


       TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
        TO BE REGISTERED                    EACH CLASS IS TO BE REGISTERED
        ----------------                    ------------------------------
           Trust Units                         New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  None


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                INFORMATION REQUIRED IN REGISTRATION STATEMENT



EXPLANATORY NOTE

         This Amendment No.1 hereby amends the registration statement on Form 8-A (the "Registration Statement") filed by Pengrowth Energy Trust, an oil and gas royalty trust created under the laws of the Province of Alberta, (the "Trust" or the "Registrant") with the U.S. Securities and Exchange Commission (the "SEC") on July 26, 2006 relating to trust units without nominal or no par value, of the Trust (the "Trust Units").

         On June 11, 2007, holders (the "Unitholders") of the Trust Units approved an extraordinary resolution to authorize an amendment to the Trust's July 27, 2006 amended and restated trust indenture (the "Trust Indenture") entered into by and among Pengrowth Corporation (the "Corporation") and Computershare Trust Company of Canada (the "Trustee"), to provide flexibility in setting the record dates for distributions to be paid to Unitholders. The matter was put to a vote by ballot, which includes votes cast in person or by proxy, with 93.09% of the votes cast in favor.

         On June 11, 2007, the Unitholders by extraordinary resolution also approved an amendment to the Trust Indenture to permit the use of direct registration systems. The matter was put to a vote by ballot, which includes votes cast in person or by proxy, with 96.12% of the votes cast in favor.

         The  Trust  therefore  amends  Item  1  and  2  of  the  Registration
Statement.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         This registration statement relates to the registration with the SEC of the Trust Units.

         The Corporation and the Trustee entered into the amended and restated trust indenture on June 11, 2007 (the "Amended Trust Indenture"), which includes amendments to the Trust Indenture to provide flexibility in setting the record dates for distributions to be paid to Unitholders and to permit the use of direct registration systems. Descriptions of such amendments provided to the Amended Trust Indenture are set forth under the captions "EXTRAORDINARY RESOLUTION TO AMEND THE TRUST INDENTURE TO PROVIDE FLEXIBILITY IN SETTING THE RECORD DATE FOR DISTRIBUTIONS" in Schedule B and "EXTRAORDINARY RESOLUTION TO AMEND THE TRUST INDENTURE TO PERMIT THE USE OF DIRECT REGISTRATION SYSTEMS" in Schedule C of the Information Circular and Proxy Statement of the Trust, dated May 1, 2007 (" Information Circular"), filed with the SEC on May 17, 2007, pursuant to a report of the Trust on Form 6-K, which descriptions are incorporated herein by reference. Such descriptions do not purport to be complete and are qualified in their entirety by the provisions of the Amended Trust Indenture, a form of which is attached hereto as Exhibit 3.1 and is


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incorporated herein in its entirety by reference.


ITEM 2.     EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
-------     ----------------------------------------------------------
3.1         Form of Amended and Restated Trust Indenture dated as of
            June 11, 2007 between the Corporation and the Trustee.

4.1         Form of Trust Unit Certificate (included in Exhibit 3.1).


                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  June, 15 2007


PENGROWTH ENERGY TRUST

By: PENGROWTH CORPORATION,

as Administrator

By:    /s/ Christopher G. Webster
       -----------------------------

Name:  Christopher G. Webster
       -----------------------------

Title: Chief Financial Officer
       ----------------------------

Date:  June 15, 2007
       -----------------------------



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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER      DESCRIPTION
-------     ----------------------------------------------------------
3.1         Form of Amended and Restated Trust Indenture dated as of
            June 11, 2007 between the Corporation and the Trustee.

4.1         Form of Trust Unit Certificate (included in Exhibit 3.1).






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